Exhibit 4.16

FIRST SUPPLEMENTAL INDENTURE

This FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 5, 2011, among Arch Coal West, LLC, a Delaware limited liability company, International Coal Group, Inc., a Delaware corporation, Bronco Mining Company, Inc., a West Virginia corporation, CoalQuest Development LLC, a Delaware limited liability company, Hawthorne Coal Company, Inc., a West Virginia corporation, Hunter Ridge, Inc., a Delaware corporation, Hunter Ridge Coal Company, a Delaware corporation, Hunter Ridge Holdings, Inc., a Delaware corporation, ICG, Inc., a Delaware corporation, ICG, LLC, a Delaware limited liability company, ICG ADDCAR Systems, LLC, a Delaware limited liability company, ICG Beckley, LLC, a Delaware limited liability company, ICG East Kentucky, LLC, a Delaware limited liability company, ICG Eastern, LLC, a Delaware limited liability company, ICG Eastern Land, LLC, a Delaware limited liability company, ICG Hazard, LLC, a Delaware limited liability company, ICG Hazard Land, LLC, a Delaware limited liability company, ICG Illinois, LLC, a Delaware limited liability company, ICG Knott County, LLC, a Delaware limited liability company, ICG Natural Resources, LLC, a Delaware limited liability company, ICG Tygart Valley, LLC, a Delaware limited liability company, Juliana Mining Company, Inc., a West Virginia corporation, King Knob Coal Co., Inc., a West Virginia corporation, Marine Coal Sales Company, a Delaware corporation, Melrose Coal Company, Inc., a West Virginia corporation, Patriot Mining Company, Inc., a West Virginia corporation, Powell Mountain Energy, LLC, a Delaware limited liability company, Simba Group, Inc., a Delaware corporation, Upshur Property, Inc., a Delaware corporation, Vindex Energy Corporation, a West Virginia corporation, White Wolf Energy, Inc., a Virginia corporation, and Wolf Run Mining Company, a New Jersey corporation (each, a “Guaranteeing Subsidiary” and collectively, the “Guaranteeing Subsidiaries”), Arch Coal, Inc., a Delaware corporation (the “Company”), the other Guarantors (as defined in the Indenture referred to below) and UMB Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company, the Guarantors and the Trustee have heretofore entered into an Indenture, dated as of June 14, 2011 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of the Company’s 7.000% Senior Notes due 2019 (the “2019 Notes”) and the Company’s 7.250% Senior Notes due 2021 (the “2021 Notes” and together with the 2019 Notes, the “Notes”); and

WHEREAS, the Indenture provides that the Company shall cause any Restricted Subsidiary which becomes obligated to Guarantee the Notes, pursuant to the terms of Section 4.12 of the Indenture, to execute and deliver a supplemental indenture to the Indenture pursuant to which such Restricted Subsidiary shall Guarantee the obligations of the Company under each series of the Notes and the Indenture in accordance with Article Ten of the Indenture with the same effect and to the same extent as if such Restricted Subsidiary had been named in the Indenture as a Guarantor; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Company, the Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture, without the consent of any Holder of the Notes.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.  CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.  AGREEMENT TO BE BOUND.  Each Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.  The Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor, including Article Ten thereof, and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3.  GUARANTEE.  Each Guaranteeing Subsidiary hereby agrees, on a joint and several basis with all the existing Guarantors and the other Guaranteeing Subsidiaries, to fully and unconditionally Guarantee to each Holder of the Notes and the Trustee the Obligations pursuant to and as set forth in Article Ten of the Indenture on an unsecured senior basis.

4.  NO RECOURSE AGAINST OTHERS.  No past, present or future director, officer, employee, incorporator, stockholder, member, manager or partner of any Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company, such Guaranteeing Subsidiary, or any other Guarantor, under the Notes, any Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes or any Guarantee by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes and the Guarantee.

5.  NEW YORK LAW TO GOVERN.  THE SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.  COUNTERPARTS.  The parties hereto may sign any number of copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

7.  EFFECT OF HEADINGS.  The Section headings in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

8.  RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE.  Except as expressly amended hereby, the Indenture is in all respects ratified and

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confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

SIGNATURES

ARCH COAL, INC.
as Issuer

By:	/s/ John T. Drexler
Name:	John T. Drexler
Title:	Senior Vice President and
Chief Financial Officer

Signature Page to First Supplemental Indenture

ALLEGHENY LAND COMPANY
ARCH COAL SALES COMPANY, INC.
ARCH COAL TERMINAL, INC.
ARCH COAL WEST, LLC
ARCH DEVELOPMENT, LLC
ARCH ENERGY RESOURCES, LLC
ARCH RECLAMATION SERVICES, INC.
ARK LAND COMPANY
ARK LAND KH, INC.
ARK LAND LT, INC.
ARK LAND WR, INC.
ASHLAND TERMINAL, INC.
BRONCO MINING COMPANY, INC.
CATENARY COAL HOLDINGS, INC.
COAL-MAC, INC.
COALQUEST DEVELOPMENT LLC
CUMBERLAND RIVER COAL COMPANY
HAWTHORNE COAL COMPANY, INC.
HUNTER RIDGE, INC.
HUNTER RIDGE COAL COMPANY
HUNTER RIDGE HOLDINGS, INC.
ICG, INC.
ICG, LLC
ICG ADDCAR SYSTEMS, LLC
ICG BECKLEY, LLC
ICG EAST KENTUCKY, LLC
ICG EASTERN, LLC
ICG EASTERN LAND, LLC
ICG HAZARD, LLC
ICG HAZARD LAND, LLC
ICG ILLINOIS, LLC
ICG KNOTT COUNTY, LLC
ICG NATURAL RESOURCES, LLC
ICG TYGART VALLEY, LLC
INTERNATIONAL COAL GROUP, INC.
JULIANA MINING COMPANY, INC.
KING KNOB COAL CO., INC.
each as a Guarantor

By:	/s/ John T. Drexler
Name:	John T. Drexler
Title:	Vice President

Signature Page to First Supplemental Indenture

LONE MOUNTAIN PROCESSING, INC.
MARINE COAL SALES COMPANY
MELROSE COAL COMPANY, INC.
MINGO LOGAN COAL COMPANY
MOUNTAIN GEM LAND, INC.
MOUNTAIN MINING, INC.
MOUNTAINEER LAND COMPANY
OTTER CREEK COAL, LLC
PATRIOT MINING COMPANY, INC.
POWELL MOUNTAIN ENERGY, LLC
PRAIRIE HOLDINGS, INC.
SIMBA GROUP, INC.
UPSHUR PROPERTY, INC.
VINDEX ENERGY CORPORATION
WESTERN ENERGY RESOURCES, INC.
WHITE WOLF ENERGY, INC.
WOLF RUN MINING COMPANY
each as a Guarantor

By:	/s/ John T. Drexler
Name:	John T. Drexler
Title:	Vice President

Signature Page to First Supplemental Indenture

UMB BANK NATIONAL ASSOCIATION
as Trustee

By:	/s/ Victor Zarrilli
Name:	Victor Zarrilli
Title:	Senior Vice President

Signature Page to First Supplemental Indenture